EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation of our report dated February 28, 2007, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2006.

Form	Description

S-3	Registration of 5,833,333 shares of common stock (No. 333-115107)

S-3	Registration of 13,306,607 shares of common stock (No. 333-115939)

S-3	Registration of 12,704,250 shares of common stock (No. 333-117566)

S-3	Registration of 12,000,000 shares of common stock (No. 333-120090)

S-3	Registration of 20,254,366 shares of common stock (No. 333-127824)

/s/ Hein & Associates, LLP

Dallas, Texas
February 28, 2007